SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                 Chase Manhattan Bank USA, National Association
               (formerly known as The Chase Manhattan Bank (USA))
            -----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


                    Chase Manhattan Credit Card Master Trust
                    ----------------------------------------
                                (Name of Issuer)


          Delaware                                   22-2382028
          --------                                   ----------
     (State of Incorporation                      (I.R.S. Employer
      or Organization)                             Identification No.)

     802 Delaware Avenue, Wilmington, Delaware                19801
     -------------------------------------------            ---------
        (Address of principal executive offices)            (zip code)

     Registrant's Telephone number, including area code:  302-575-50000


 If this Form relates to the           If this Form relates to the registration
 registration of a class of            of a class of debt securities and is to
 a class of debt securities            become effective simultaneously with the
 and is effective upon filing          effectiveness of a concurrent
 pursuant to General Instruction       registration statement under the
 A(c)(1) please check the              Securities Act of 1933 pursuant to
 following box: __                     General Instruction A(c)(2) please check
                                       the following box: __


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to               Name of Each Exchange on Which
to be so Registered                  Each Class is to be Registered

---------------------------          --------------------------------
---------------------------          --------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

         Class A Floating Rate Asset Backed Certificates, Series 1996-1
        Class A Floating Rate Asset Backed Certificates, Series, 1996-2
             Class A 7.04% Asset Backed Certificates, Series 1996-3
             Class A 6.73% Asset Backed Certificates, Series 1996-4
         --------------------------------------------------------------


         Class B Floating Rate Asset Backed Certificates, Series 1996-1 Class B Floating Rate Asset Backed Certificates, Series 1996-2
             Class B 7.21% Asset Backed Certificates, Series 1996-3
             Class B 6.89% Asset Backed Certificates, Series 1996-4
         --------------------------------------------------------------
                      (Title of each class of each series)


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Item 1.  Description of Registrant's Securities to be Registered

      With respect to each of: (1) the Class A Floating Rate Asset Backed Certificates, Series 1996-1 and the Class B Floating Rate Asset Backed Certificates, Series 1996-1; (2) the Class A Floating Rate Asset Backed Certificates, Series 1996-2 and the Class B Floating Rate Asset Backed Certificates, Series 1996-2; (3) the Class A 7.04% Asset Backed Certificates, Series 1996-3 and the Class B 7.21% Asset Backed Certificates, Series 1996-3; and (4) the Class A 6.73% Asset Backed Certificates, Series 1996-4 and the Class B 6.89% Asset Backed Certificates, Series 1996-4, the Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file nos. 33-91504 and 333-05205). With respect to each series of the securities registered hereunder, the Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits.

1.  Form of Amended and Restated Pooling and Servicing Agreement.*

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       CHASE MANHATTAN BANK USA,
                                       NATIONAL ASSOCIATION
                                           (Registrant)


Date:  April 30, 1996                  By: /s/ Patricia Garvey
                                          --------------------
                                       Name:  Patricia Garvey
                                       Title: Vice President

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* Incorporated by reference to the Registrant's current report on
  Form 8-K/A dated July 31, 1996.